EXHIBIT 32.1

SECTION 906 CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

OF PLASMATECH, INC.

In connection with the accompanying Quarterly Report on Form 10-QSB of PlasmaTech, Inc. for the quarter ended

September 30, 2007, the undersigned, Christopher Brough, President and Principal Financial Officer of PlasmaTech, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of PlasmaTech, Inc.

Date: November 14, 2007

/s/ Christopher Brough

Christopher Brough

President, Principal Executive Officer,

and Principal Financial Officer